                                                                    EXHIBIT 4.10

                                   EXHIBIT XV

                        [FORM OF CLOSING DATE MORTGAGE]
                             CLOSING DATE MORTGAGE



COUNTY, STATE

AFTER RECORDING RETURN TO:
First American Title Insurance Company
228 East 45th Street
New York, NY 10017
Attention:  Robin Friedman


     THE TOTAL AMOUNT OF THE INDEBTEDNESS, INCLUDING FUTURE ADVANCES, THAT MAY BE SECURED BY THIS MORTGAGE MAY INCREASE OR DECREASE FROM TIME TO TIME BUT SHALL NOT EXCEED THE MAXIMUM PRINCIPAL AMOUNT LISTED ON SCHEDULE 2 HERETO
                                                             ----------
     AT ANY ONE TIME PLUS INTEREST THEREON AND ANY DISBURSEMENT MADE BY MORTGAGEE FOR THE PAYMENT OF TAXES, LEVIES, OR INSURANCE AND INTEREST ON ANY SUCH DISBURSEMENT.

      MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING

                                    between

                             AFC ENTERPRISES, INC.
                                   Mortgagor

                                      and

          CANADIAN IMPERIAL BANK OF COMMERCE, as Administrative Agent,
                                   Mortgagee

                           Dated as of May ____, 1997



[**STORE #S**]

     This MORTGAGE, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING is made as of May ___, 1997, by AFC ENTERPRISES, INC., a Minnesota corporation, f/k/a America's Favorite Chicken Company, successor by merger to Al Copeland Enterprises, successor by merger to Church's Fried Chicken, Inc. ("Mortgagor"),
                                                                   ---------
whose address is Six Concourse Parkway, Suite 1700, Atlanta, Georgia 30328, and CANADIAN IMPERIAL BANK OF COMMERCE, a Canadian chartered bank acting through its New York Agency ("CIBC"), as administrative agent for the several financial
                  ----
institutions (the "Lenders") that are parties to the Credit Agreement (as
                   -------
defined below), whose address is 425 Lexington Avenue, Seventh Floor, New York, New York 10017, Attention: Agency Administrative Services (CIBC in its capacity as Agent for the Lenders, "Mortgagee").
                           ---------

GRANTING CLAUSES
----------------

     Pursuant to the terms of the Credit Agreement (as hereinafter defined) and to secure the indebtedness and obligations hereinafter described, Mortgagor does hereby GRANT, MORTGAGE, BARGAIN, SELL, ASSIGN, and CONVEY to Mortgagee, all of Mortgagor's right, title, and interest in the real property listed on Schedule 1
                                                                      ----------
and described on Exhibit A attached hereto (such real property, together with
                 ---------
all of Mortgagor's right, title and interest in and to the buildings, improvements, structures and fixtures now or subsequently located thereon (the "Improvements"), being collectively referred to as the "Real Estate"), together
 ------------                                           -----------
with all of Mortgagor's right, title and interest in and to the following:

                (A) all the estate, right, title, claim or demand whatsoever of Mortgagor, in possession or expectancy, in and to the Real Estate or any part thereof;

                (B) all right, title and interest of Mortgagor in, to and under all easements, rights of way, strips and gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water and riparian rights, development rights, air rights, mineral rights and all estates, rights, titles, interests, privileges, licenses, tenements, hereditaments and appurtenances belonging, relating or appertaining to the Real Estate, and any reversions, remainders, rents, issues, profits and revenue thereof and all land lying in the bed of any street, road or avenue, in front of or adjoining the Real Estate to the center line thereof;

                (C) all right, title, and interest of Mortgagor in and to the fixtures, chattels, business machines, machinery, apparatus, equipment, furnishings, fittings and articles of personal property of every kind and nature whatsoever, and all appurtenances and additions thereto and substitutions or replacements thereof (together with, in each case, attachments, components, parts and accessories) currently owned or subsequently acquired by Mortgagor and now or subsequently attached to, or contained in or used or usable in any way in connection with any operation or letting of the Real Estate, including but without limiting the generality of the foregoing, all screens, awnings, shades, blinds, curtains, draperies, artwork, carpets, rugs, storm doors and windows, furniture and furnishings, heating, electrical, and mechanical equipment, lighting, switchboards, plumbing, ventilating, air conditioning and air-cooling apparatus, refrigerating, and incinerating equipment, escalators, elevators, loading and unloading equipment and systems, stoves, ranges, fryers, ovens, laundry equipment, cleaning systems (including window cleaning apparatus), communication systems (including satellite dishes and antennae), cash registers, sprinkler systems and other fire prevention and extinguishing apparatus and materials, security systems, motors, engines, machinery, pipes, pumps, tanks, conduits, appliances, fittings and fixtures of every kind and description (all of the foregoing in this paragraph (C) being referred to as the "Equipment");
                               ---------

                (D) all right, title and interest of Mortgagor in and to all substitutes and replacements of, and all additions and improvements to, the Real Estate and the Equipment, subsequently acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor on the Real Estate, immediately upon such acquisition, release, construction, assembling or placement, including, without limitation, any and all building materials whether stored at the Real Estate or offsite, and, in each such case, without any further mortgage, conveyance, assignment or other act by Mortgagor;

                (E) all right, title and interest of Mortgagor (as lessor or landlord) in, to and under all leases, subleases and underlettings and to the extent assignable or encumberable, in and to all concession agreements, management agreements, licenses and other agreements relating to the use or occupancy of the Real Estate or the Equipment or any part thereof, now existing or subsequently entered into by Mortgagor and whether written or oral and all guarantees of any of the foregoing (collectively, as any of the foregoing may be amended, restated, extended, renewed or modified from time to time, the "Leases"), and all rights of Mortgagor in respect of cash
                        ------
     and securities deposited thereunder and the right to receive and collect the revenues, income, rents, issues and profits thereof, together with all other rents, royalties, issues, profits, revenue, income and other benefits arising from the use and enjoyment of the Mortgaged Property (collectively, the "Rents");
          -----

                (F) as more particularly addressed in the Credit Agreement, all unearned premiums under insurance policies now or subsequently obtained by Mortgagor relating to the Real Estate or Equipment and Mortgagor's interest in and to all proceeds of any such insurance policies (including title insurance policies) including the right to collect and receive such proceeds; and all awards and other compensation, including the interest payable thereon and the right to collect and receive the same, made to the present or any subsequent owner of the Real Estate or Equipment for the taking by eminent domain, condemnation or otherwise, of all or any part of the Real Estate or any easement or other right therein;

                (G) to the extent assignable or encumberable, all right, title and interest of Mortgagor in and to (i) all contracts from time to time executed by Mortgagor or any manager or agent on its behalf relating to the ownership, construction, maintenance, repair, operation, occupancy, sale or financing of the Real Estate or Equipment or any part thereof and all agreements relating to the purchase or lease (as lessor or landlord) of any portion of on the Real Estate or any property which is adjacent or peripheral to the Real Estate, together with the right to exercise such options (collectively, the "Contracts"), (ii) to the extent assignable, all consents, licenses,
      ---------
     building permits, certificates of occupancy and other governmental approvals relating to construction, completion, occupancy, use or operation of the Real Estate or any part thereof (collectively, the "Permits") and
                                                                -------
     (iii) all drawings, plans, specifications and similar or related items relating to the Real Estate (collectively, the "Plans");
                                                     -----

                (H) any and all monies now or subsequently on deposit with Mortgagor for the payment of real estate taxes or special assessments against the Real Estate of for the payment of premiums on insurance policies covering the foregoing property or otherwise on deposit with or held by Mortgagee as provided in this Mortgage; and

                (I) all proceeds, both cash and noncash, of the foregoing.

                (All of the foregoing property and rights and interests now owned or held or subsequently acquired by Mortgagor and described in the foregoing clauses (A) through (D) are collectively referred to as the "Premises", and those described in the foregoing clauses (A) through (I)
      --------
     are collectively referred to as the "Mortgaged Property").
                                          ------------------

                TO HAVE AND TO HOLD the Mortgaged Property, together with the rights, privileges and appurtenances thereto belonging, unto Mortgagee and its successors and assigns.

                                   ARTICLE 1

                                 INDEBTEDNESS

                This Mortgage is given to secure ratably and equally the payment and performance of the following obligations (collectively referred to as the "Obligations"):
 -----------

        (a) Payment of and performance of all of Mortgagor's obligations (i) under, with respect to, arising in connection with and defined as the "Obligations" in that certain Credit Agreement dated as of even date herewith by and among Mortgagor, as borrower, the lenders listed on the signature pages thereof (each individually referred to herein as a "Lender" and collectively as
                                                    ------
"Lenders"), Mortgagee, as administrative agent for the Lenders, and Goldman
 -------
Sachs Credit Partners L.P., ("Goldman"), as Syndication and Arranging Agent,
                              -------
(such Credit Agreement and any and all amendments, modifications, supplements, restatements, extensions, renewals or replacements thereof are collectively referred to herein as the "Credit Agreement"), including, without limitation: the due
                  ----------------
and punctual payment of the indebtedness, together with interest thereon, and other amounts payable with respect thereto, evidenced by the Notes in the maximum aggregate principal amount set forth in section 2.1 of the Credit Agreement (the "Indebtedness"); and (ii) under, with respect to or arising in
                ------------
connection with this Mortgage, including, without limitation, all obligations to Mortgagee for fees, costs and expenses (including attorneys' fees and disbursements) as provided therein and herein;

     (b) Payment and performance of all obligations of Mortgagor to the Lenders and/or Mortgagee for fees, costs and expenses contemplated to be paid by Mortgagor under the other Loan Documents including, without limitation fees, costs and expenses (including attorneys' fees and disbursements);

     (c) Payment of all sums advanced by the Lenders or Mortgagee to protect the Mortgaged Property, with interest thereon at the rate specified in Section 2.2E of the Credit Agreement (the "Agreed Rate");
                                   -----------
     (d) Payment of all sums advanced and costs and expenses incurred by the Lenders or Mortgagee in connection with the Obligations or any part thereof, any renewal, extension or change of or substitution for the Obligations or any part thereof, or the acquisition or perfection of the security therefor, whether such advances, costs and expenses were made or incurred at the request of Mortgagor or Mortgagee or any Lender;

     (e) Payment of all other sums, with interest thereon, which may hereafter be loaned to Mortgagor, or its successors or assigns, by the Lenders or Mortgagee, or their respective successors or assigns, or by the holder of any of the Notes, pursuant to an agreement that specifically recites that the repayment of such sums and Mortgagor's other obligations under such agreement are secured by this Mortgage;

     (f) Payment of all sums with respect to the Obligations that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a), including, without limitation, interest, fees and other charges that, but for the filing of a petition in bankruptcy with respect to Mortgagor, would accrue on the Obligations, whether or not a claim is alleged against Mortgagor for such sums in any such bankruptcy proceeding;

     (g) Due, prompt and complete performance of every obligation, covenant and agreement of Mortgagor contained in any agreement now or hereafter executed by Mortgagor which specifically recites that the obligations thereunder are secured by this Mortgage from and after the date on which all mortgage recording taxes, general intangible taxes or other taxes payable in respect of such future obligations have been paid; and

     (h) All renewals, extensions, amendments, modifications and changes and supplements of, or substitutions or replacements for, all or any part of the items described in Paragraphs (a) through (g) above.

     FUTURE ADVANCES. In addition to all other indebtedness secured by this Mortgage, this Mortgage shall also secure and constitute a first Lien on the Mortgaged Property for:

     1. all future advances (including all extensions, renewals and modifications of such future advances) that relate directly or indirectly to the Credit Agreement (including advances pursuant to Section 2.1A and 3.1 thereof) or to this Mortgage and are made by the Lenders or Mortgagee to Mortgagor or otherwise for any purpose so related after the date of this Mortgage; and

     2. all sums advanced or paid by Mortgagee upon a default or Event of Default under the terms of this Mortgage (i) for real estate taxes, charges and assessments that may be imposed by law upon the Premises, (ii) for premiums on insurance policies covering the Premises, (iii) for expenses incurred in upholding the Lien of this Mortgage, including but not limited to the expenses of any litigation to prosecute or defend the rights and Lien created by this Mortgage, (iv) to which Mortgagee becomes subrogated, upon payment, under recognized principles of law or equity, or under express statutory authority or
(v) for any other purpose, in each case, with interest thereon at the Agreed Rate; and

     3. all other sums expended by Mortgagee pursuant to the terms of this Mortgage.

just as if such advances were made on the date of this Mortgage. Any future advances may be made in accordance with the Credit Agreement or at the option of Mortgagee.

     THE TOTAL AMOUNT OF THE INDEBTEDNESS, INCLUDING FUTURE ADVANCES, THAT MAY BE SECURED BY THIS MORTGAGE MAY INCREASE OR DECREASE FROM TIME TO TIME BUT SHALL NOT EXCEED THE MAXIMUM PRINCIPAL AMOUNT LISTED ON SCHEDULE 2 HERETO
                                                             ----------
     AT ANY ONE TIME PLUS INTEREST THEREON AND ANY DISBURSEMENT MADE BY MORTGAGEE FOR THE PAYMENT OF TAXES, LEVIES, OR INSURANCE AND INTEREST ON ANY SUCH DISBURSEMENT.

                                   ARTICLE 2


                                   REMEDIES


     2.1  Exercise of Specific Remedies. If an Event of Default (as defined in
          -----------------------------
the Credit Agreement) shall occur, Mortgagee may exercise any one or more of the following remedies, without notice (unless notice is required by applicable statute):

     (a)  Acceleration.  Mortgagee may declare the Indebtedness immediately due
          ------------
and payable, without notice, whereupon the same shall become immediately due and payable.

     (b)  Possession.  Mortgagee may take immediate possession of the Mortgaged
          ----------
Property or any part thereof (which Mortgagor agrees to surrender to Mortgagee) and manage, control or lease the same to such person or persons and at such rental as it may deem proper and collect all the rents, issues and profits therefrom, including those past due as well as those thereafter accruing, with the right in Mortgagee to cancel any lease or sublease for any cause which would entitle Mortgagor to cancel the same; to make such expenditures for maintenance, repairs and costs of operation as it may deem advisable; and after deducting the cost thereof and a commission of five (5%) percent upon the gross amounts of rents collected (if allowed by applicable law), to apply the residue to the payment of any sums which are unpaid hereunder or under the notes. the taking of possession under this paragraph shall not prevent concurrent or later proceedings for the foreclosure sale of the Mortgaged Property as provided elsewhere herein.

     (c)  Receiver.  Mortgagee may apply to any court of competent jurisdiction
          --------
for the appointment of a receiver or similar official to manage and operate the mortgaged property, or any part thereof, and to apply the net rents and profits therefrom to the payment of the interest and/or principal of the Note and/or any other obligations of Mortgagor to Mortgagee hereunder. In event of such application, Mortgagor agrees to consent to the appointment of such receiver or on similar official and agrees that such receiver or similar official may be appointed without notice to Mortgagor, without regard to the adequacy of any security for the debt and without regard to the solvency of Mortgagor or any other person, firm or corporation who or which may be liable for the on payment of the indebtedness.

     (d)  Foreclosure. Mortgagee shall have the right to foreclose this Mortgage
          -----------
and in case of sale in an action or proceeding to foreclose this Mortgage, Mortgagee shall have the right to sell the Mortgaged Property covered hereby in parts or as an entirety. it is intended hereby to give to Mortgagee the widest possible discretion permitted by law with respect to all aspects of any such sale or sales. without declaring the entire unpaid principal balance due, Mortgagee may foreclose only as to the sum past due, without injury to this Mortgage or the displacement or impairment of the remainder of the lien thereof, and at such foreclosure sale the property sold shall be subject to all remaining items of the Indebtedness; and Mortgagee may again foreclose, in the same manner, as often as there may be any sum past due.

     (e)  Additional Provisions. Mortgagor expressly agrees, on behalf of
          ---------------------
itself, its successors and assigns and any future owner of the Mortgaged Property, or any part thereof or interest therein, as follows:

     (i) The obtaining of a judgment or decree on the Note, whether in the State where the Premises are located or elsewhere, shall not in any manner affect the lien of this Mortgage upon the Mortgaged Property covered hereby, and any judgment or decree so obtained shall be secured hereby to the same extent as the Notes are now secured.

     (ii) In the event of any foreclosure sale hereunder, all net proceeds shall be available for application to the Indebtedness whether or not such proceeds may exceed the value of the Mortgaged Property for recordation tax, mortgage tax, insurance or other purposes.

     (iii) The only limitation upon the foregoing agreements as to the exercise of Mortgagee's remedies is that there shall be but one full and complete satisfaction of the Indebtedness.

     (f)  Lawsuits. Mortgagee may proceed by a suit or suits in equity or at
          --------
law whether for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, or for any foreclosure hereunder or for the sale of the Mortgaged Property under the judgment or decree of any court or courts of competent jurisdiction.

     (g)  Entry on Mortgaged Property.  Upon occurrence of an event of default
          ---------------------------
Hereunder, Mortgagee may enter into and upon and take possession of all or any part of the Mortgaged Property, and may exclude Mortgagor, and all persons claiming under Mortgagor, and its or their agents or servants, wholly or partly therefrom; and, holding the same, Mortgagee may use, administer, manage, operate, and control the Mortgaged Property and may exercise all rights and powers of Mortgagor in the name, place and stead of Mortgagor, or otherwise, as the Mortgagee shall deem best; and in the exercise of any of the foregoing rights and powers Mortgagee shall not be liable to Mortgagor for any loss or damage thereby sustained unless due solely to the willful misconduct or gross negligence of Mortgagee.

     2.2  Tenancy at will. In the event of a foreclosure sale hereunder, if at
          ---------------
the time of such sale Mortgagor occupies the portion of the Mortgaged Property so sold or any part thereof, Mortgagor shall immediately become the tenant of the purchaser at such sale, which tenancy shall be a tenancy from day to day, terminable at the will of either tenant or landlord, at a reasonable rental per day based upon the value of the portion of the Mortgaged Property so occupied, such rental to be due and payable daily to the purchaser. An action of forcible detainer shall lie if the tenant holds over after a demand in writing for possession of sucH Mortgaged Property.

     2.3  Reimbursement of Expenditure. If Mortgagee shall expend any money or
          ----------------------------
incur any expense to perform Mortgagor's obligations hereunder, to cure any default under any Subject Lease referred to in Section 3.3, to maintain, preserve and protect the premises or preserve the lien hereof or otherwise subject to reimbursement by Mortgagor under the terms of the loan documents, then all such sums shall be secured hereby and Mortgagor will repay the same to Mortgagee immediately at the place where the Notes are payable, together with interest thereon at the highest rate permitted by applicable law from and after the date of each such expenditure by Mortgagee.

     2.4  Other. Mortgagee may exercise any and all other rights, remedies and
          -----
recourses granted under the Loan Documents now or hereafter existing in equity or at law for the protection and preservation of the Mortgaged Property.

     2.5  Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee shall have
          ------------------------------------------------
all rights, remedies and recourses granted in the Loan Documents and available at law or equity (including, without limitation, those granted by the Code (as defined below) and applicable to the Mortgaged Property, or any portion thereof) and same (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against mortgagor or others obligated for the indebtedness, or any part thereof or against any one or more of them, or against the Mortgaged Property, at the sole discretion of Mortgagee, (c) may be exercised as often as occasion therefor shall arise, it being agreed by Mortgagor that the exercise or failure to exercise any of same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive.

                                   ARTICLE 3

                                 MISCELLANEOUS

     3.1  Security Agreement under Uniform Commercial Code.
          ------------------------------------------------

     (a) It is the intention of the parties hereto that this Mortgage shall constitute a "security agreement" within the meaning of the Uniform Commercial Code (the "Code") of the state in which the Mortgaged Property is located. If an
           ----
Event of Default shall occur under this Mortgage, then in addition to having any other right or remedy available at law or in equity, Mortgagee shall have the option/ of either (i) proceeding under the Code and exercising such rights and remedies as may be provided to a secured party by the Code with respect to all or any portion of the Mortgaged Property which is personal property (including, without limitation, taking possession of and selling such property) or (ii) treating such property as real property and proceeding with respect to both the real and personal property constituting the Mortgaged Property in accordance with Mortgagee's Rights, powers and remedies with respect to the real property (in which event the default provisions of the Code shall not apply). If Mortgagee shall elect to proceed under the Code, then the terms and conditions of the Security Agreement (as defined in the Credit Agreement) of even date herewith shall govern and control all such personal property disposition.

     (b)  Mortgagor and Mortgagee agree, to the extent permitted by law, that:
(i) all of the goods described within the definition of the word "Equipment" are or are to become fixtures on the Real Estate; (ii) this Mortgage upon recording or registration in the real estate records of the proper office shall constitute a financing statement filed as a "fixture filing" within the meaning of Sections 9-313 and 9-402 of the Code; (iii) Mortgagor is the record owner of the Real Estate and; (iv) the addresses of Mortgagor and Mortgagee are as set forth on the first page of this Mortgage.

     (c) The filing of any financing or continuation statements in the records relating to personal property or chattels shall not be construed as in any way impairing the right of Mortgagee to proceed against any personal property encumbered by this Mortgage as real property, as set forth above.

     (d) The provisions set forth in the Security Agreement are hereby incorporated by reference into the Mortgage with the same effect as if set forth in full herein. In the event of a conflict between the provisions of this
Section 3.1 and the Security Agreement, it is the intention of Mortgagor and Mortgagee that both such documents shall be read together and construed to the fullest extent possible to be in concert with each other. In the event of a conflict that can not be resolved as aforesaid, the provisions of the Security Agreement shall control and govern and Mortgagor shall comply therewith.

     3.2  Assignment of Rents.  Mortgagor hereby assigns to Mortgagee the rents
          -------------------
as further security for the payment of the indebtedness and performance of the Obligations, and Mortgagor grants to Mortgagee the right to enter the Mortgaged Property for the purpose of collecting the same and to let the Mortgaged Property or any part thereof, and to apply the rents on account of the Indebtedness. The foregoing assignment and grant is present and absolute and shall continue in effect until the Indebtedness is paid in full, but Mortgagee hereby waives the right to enter the Mortgaged Property for the purpose of collecting the Rents and Mortgagor shall be entitled to collect, receive, use and retain the rents until the occurrence of an event of default under this Mortgage; such right of Mortgagor to collect, receive, use and retain the Rents may be revoked by Mortgagee upon the occurrence of any event of default under this Mortgage by giving not less than five days' written notice of such revocation to Mortgagor. Mortgagor shall not accept prepayments of installments of Rent to become due for a period of more than one month in advance (except for security deposits and estimated payments or percentage rents, if any).

     3.3  Leaseholds.    In the event that all or any portion of the Premises
          ----------
is a leasehold estate, then the following provisions shall apply:

     (a) The name and address of the landlord and a description of each lease (each a "Subject Lease" and collectively, the "Subject Leases"), is set forth on
         -------------                         --------------
Schedule 3 attached hereto;
----------

     (b) If the provisions of any such Subject Lease shall not permit the lessee thereunder to encumber its interest therein, then to the extent that such encumbrance is not permitted, this Mortgage shall be deemed to not apply to such lease and shall be of no further force and effect with respect thereto.

    (c) Mortgagor represents and warrants that each Subject Lease is in full force and effect and to the best of Mortgagor's knowledge, no default has occurred and is continuing thereunder;

    (d) Mortgagor shall comply with all the terms, covenants and conditions under each Subject Lease;

    (e) Mortgagor shall deliver to Mortgagee a copy of any notice of default relating to any Subject Lease;

    (f) Subject to the rights of the lessor under the Subject Lease, upon the occurrence of an Event of Default, Mortgagee shall have the right, at its option, to enter all or any portion of the Premises at such times and in such manner as Mortgagee deems necessary, in order to prevent or to cure any such default;

    (g) In the event that Mortgagor acquires lessor's interest in any Subject Lease, then this Mortgage shall automatically be a Lien on such acquired interest; and

    (h) The occurrence of any event or condition which gives the lessor under any Subject Lease a right to terminate or cancel after expiration of any applicable notice, cure or grace period under the Subject Lease or by applicable statute, as against Mortgagor, such Subject Lease shall be an Event of Default hereunder.

     3.4  Successors and Assigns.  All covenants of Mortgagor contained in this
          ----------------------
Mortgage are imposed solely and exclusively for the benefit of Mortgagee and its successors and assigns, and no other person or entity shall have standing to require compliance with such covenants or be deemed, under any circumstances, to be a beneficiary of such covenants, any or all of which may be freely waived in whole or in part by Mortgagee at any time if in its sole discretion it deems such waiver advisable. all such covenants of Mortgagor shall run with the land and bind Mortgagor, the successors and assigns of Mortgagor (and each of them) and all subsequent owners, encumbrances and tenants of the Mortgaged Property, and shall inure to the benefit of Mortgagee, its successors and assigns. the word "Mortgagor" shall be construed as if it read "Mortgagors" whenever the sense of this Mortgage so requires and if there shall be more than one Mortgagor, the obligations of the Mortgagors shall be joint and several.

     3.5  No Waivers. etc.  Any failure by Mortgagee to insist upon the strict
          ---------------
performance by Mortgagor of any of the terms and provisions of this Mortgage shall not be deemed to be a waiver of any of the terms and provisions hereof, and Mortgagee, notwithstanding any such failure, shall have the right thereafter to insist upon the strict performance by Mortgagor of any and all of the terms and provisions of this Mortgage to be performed by Mortgagor. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the security held for the obligations secured by this Mortgage without, as to the remainder of the security, in anywise impairing or affecting the lien of this Mortgage or the priority of such lien over any subordinate lien.

     3.6  GOVERNING LAW ETC.  THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED
          -----------------
IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PREMISES ARE LOCATED, EXCEPT THAT MORTGAGOR EXPRESSLY ACKNOWLEDGES THAT BY ITS TERMS THE OBLIGATIONS SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW, AND FOR PURPOSES OF CONSISTENCY, MORTGAGOR AGREES THAT IN ANY IN PERSONAM PROCEEDING RELATED TO THIS
                                          -----------
MORTGAGE THE RIGHTS OF THE PARTIES TO THIS MORTGAGE SHALL ALSO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK GOVERNING CONTRACTS MADE AND TO BE PERFORMED IN THAT STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAW.

     3.7  Definitions. Capitalized terms not defined in this Mortgage shall have
          -----------
the meanings given them in the Credit Agreement. unless the context clearly indicates a contrary intent or unless otherwise specifically provided herein, words used in this Mortgage shall be used interchangeably in singular or plural form and the word "Mortgagor" shall mean "each Mortgagor or any subsequent owner or owners of the Mortgaged Property or any part thereof or interest therein," the word "Mortgagee" shall mean "Mortgagee or any subsequent holder of the Notes," the word "Notes" shall mean "the Notes or any other evidence of indebtedness secured by this Mortgage," the word "person" shall include any individual, corporation, partnership, trust, unincorporated association, government, governmental authority, or other entity, and the words "Mortgaged Property" shall include any portion of the Mortgaged Property or interest therein. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa. The captions in this Mortgage are for convenience or reference only and in no way limit or amplify the provisions hereof.

     3.8  Notices.  All notices, consents, approvals and requests required or
          -------
permitted hereunder shall be given (i) with respect to Mortgagor, in accordance with the Credit Agreement and (ii) with respect to Mortgagee, at the address listed on page 1 hereof in the form and manner provided for in the Credit Agreement.

     3.9  Change in Applicable Law.  If at any time Mortgagee reasonably
          ------------------------
determines, based on applicable law, that all applicable taxes (including Mortgage recording taxes or similar charges) were not paid in connection with the recordation of this Mortgage or the perfection of the liens granted pursuant to any of the Security Documents, Mortgagor shall pay the same upon demand.

     3.10  Severability. This Mortgage is intended to be performed in accordance
           ------------
with applicable law. If any provision of this Mortgage or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, then neither the remainder of this Mortgage nor the application of such provision to other persons or circumstances nor the other instruments referred to hereinabove shall be affected thereby, but rather shall be enforced to the greatest extent permitted by applicable law.

     3.11  Amendments and Waivers.  No amendment, modification, termination or
           ----------------------
waiver of any provision of this Mortgage or consent to any departure therefrom, shall in any event be effective without the written concurrence of Mortgagee. any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. no notice to or demand on Mortgagor in any case shall entitle Mortgagor to any other or further notice or demand in similar or other circumstances.

     3.12  Legal Descriptions. In the event that the legal description attached
           ------------------
to this Mortgage is inaccurate or does not fully describe all of the real property in which Mortgagor has an interest, Mortgagor hereby agrees to the amendment of such legal description and the legal description contained in the corresponding title insurance policy (if any) so that such error is corrected and Mortgagor shall execute and cause to be recorded, if applicable, such documentation as may be necessary for such purpose.

     3.13  Incorporation of and Conflict with Credit Agreement.  The terms and
           ---------------------------------------------------
conditions of the Credit Agreement are incorporated herein by reference. In the event of any conflict or inconsistency between the terms of the Mortgage and those of the Credit Agreement, it is the intention of Mortgagor and Mortgagee that such documents shall be read together and construed, to the fullest extent possible, to be in concert with each other. In the event of a conflict or inconsistency that cannot be resolved as aforesaid, the terms of the Credit Agreement shall control.

            [The Remainder of this Page is Intentionally Left Blank]

     IN WITNESS WHEREOF, this Mortgage has been duly executed by Mortgagor as of the day and year first above written.


                                         MORTGAGOR:

                                         AFC ENTERPRISES, INC.,
                                         a Minnesota corporation


                                         By:  /s/ Harold M. Cohen
                                              ----------------------------
                                              Harold M. Cohen
                                              Vice President

STATE OF NEW YORK       )
                        )  ss:
COUNTY OF NEW YORK  )


     On this the _____ day of May, 1997, before me,_____________________, the undersigned officer, personally appeared _____________________, who acknowledged himself to be the _____________________ of AFC
Enterprises, Inc., a Minnesota corporation, f/k/a America's Favorite Chicken Company (successor by merger to Al Copeland Enterprises, Inc.) and that he, as such officer being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his capacity as above stated.

           In witness whereof, I hereunto set my hand and official seal.


                                            ----------------------------
                                                Notary Public

[Seal]

                                   EXHIBIT A
                                   ---------

                               Legal Description

                                   SCHEDULE 2

                                   SCHEDULE 3